UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2024 (July 24, 2024)

SOUTHSTATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or Other Jurisdiction of Incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

1101 First Street South, Suite 202 Winter Haven, FL (Address of principal executive offices)	33880 (Zip Code)

(863) 293-4710

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50 per share	SSB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 24, 2024, at a regularly scheduled quarterly meeting of the Board of Directors (the “Board”) of SouthState Corporation (the “Company”), the Board unanimously approved increasing the board size from 11 to 12 members and appointed Merriann Metz, age 49, to fill the new Board seat.

Since January 2022, Ms. Metz has served as Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary for Publix Super Markets, Inc. (“Publix”). In this role, Ms. Metz is responsible for the legal, risk management, compliance and environmental and sustainability functions for Publix. Prior to January 2022, Ms. Metz acted as Vice President, General Counsel, Chief Compliance Officer, and Secretary (2019 to 2022), Assistant General Counsel and Assistant Secretary (2016 to 2019) and Senior Counsel (2006 to 2016). Publix operates over 1,300 supermarkets across an eight-state footprint of Florida, Georgia, Alabama, the Carolinas, Tennessee, Virginia and Kentucky. Before joining Publix, Ms. Metz began her practice of law at Lowndes, Drosdick, Doster, Kantor and Reed, P.A., a law firm based in Orlando, Florida, where she focused on commercial real estate, and related real estate and commercial litigation. Ms. Metz actively supports her community through service to various non-profit organizations and has served as Director and Board Chair of Easter Seals Florida, Inc. Ms. Metz’s extensive legal, compliance and risk management background will provide the Board with a valuable perspective and risk-based insight and help position the Company for future success.

Ms. Metz’s board term commenced on July 24, 2024, and it is anticipated that Ms. Metz will serve until the 2025 annual meeting of shareholders, at which time the shareholders of the Company will be asked to elect Ms. Metz for a one-year term expiring as of the 2026 annual meeting of shareholders. The Board has determined that Ms. Metz is independent under the corporate governance requirements of the New York Stock Exchange. As of the date hereof, the Board has not appointed Ms. Metz to any committees of the Board and thus information about her committee service is not yet determined.

For her service on the Board, Ms. Metz will receive compensation consistent with that of other non-employee directors.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Ms. Metz or any members of Ms. Metz’s immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Ms. Metz and any of the Company’s directors or executive officers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 25, 2024, issued by SouthState Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHSTATE CORPORATION
(Registrant)

By:	/s/ William E. Matthews, V
William E. Matthews, V
Senior Executive Vice President and
Chief Financial Officer

Dated: July 25, 2024

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